Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

dated as of December 3, 2012

among

Memorial Production Operating LLC,

as Borrower,

The Guarantors Party Hereto,

Wells Fargo Bank, National Association,

as Administrative Agent,

JPMorgan Chase Bank, N.A.,

as Syndication Agent,

Royal Bank of Canada, The Royal Bank of Scotland plc, Union Bank, N.A., and

Comerica Bank,

as Co-Documentation Agents,

and

The Lenders Party Hereto

Wells Fargo Securities, LLC and J.P. Morgan Securities LLC

Co-Lead Arrangers and Joint Bookrunners

THIRD AMENDMENT TO

CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”), dated as of December 3, 2012 (the “Third Amendment Effective Date”), is among MEMORIAL PRODUCTION OPERATING LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”); MEMORIAL PRODUCTION PARTNERS LP, a limited partnership formed under the laws of the State of Delaware (the “Parent”); each of the other undersigned guarantors (the “Other Guarantors”, and together with the Borrower and the Parent, the “Loan Parties”); each of the Lenders that is a signatory hereto; and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

Recitals

A.     The Borrower, the Parent, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of December 14, 2011 (as amended prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

B.     The Borrower has advised the Administrative Agent and the Lenders that the Borrower has entered into that certain Purchase and Sale Agreement dated as of November 19, 2012 and attached hereto as Exhibit A (such version, the “Rise Acquisition Agreement”, and together with all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith, as amended, the “Rise Acquisition Documents”), among Rise Energy Partners, LP, a Texas limited partnership (the “Seller”), and the Borrower pursuant to which the Borrower will (i) directly acquire all of the Equity Interests in Rise Energy Operating, LLC, a Delaware limited liability company (“Rise Energy Operating”), and (ii) indirectly acquire (a) all of the Equity Interests in each Wholly-Owned Subsidiary of Rise Energy Operating (together with Rise Energy Operating, but excluding Beta Operating Company, LLC, the “Rise Entity Loan Parties”), (b) all of the Equity Interests in San Pedro Bay Pipeline Company, a California corporation (“San Pedro Bay”) that are owned by the Rise Entity Loan parties, (c) all of the Swap Agreements owned by the Rise Entity Loan Parties, and (d) all of the Oil and Gas Properties owned by the Rise Entity Loan Parties (such Oil and Gas Properties include, without limitation, those listed on Exhibits A through C of the Rise Acquisition Agreement, and the Oil and Gas Properties listed on Exhibits A through C of the Rise Acquisition Agreement, together with the Swap Agreements listed on Exhibit J to the Rise Acquisition Agreement, are collectively referred to herein as the “Rise Assets”), in each case as more particularly described in the Rise Acquisition Agreement (such acquisition is referred to herein as the “Rise Acquisition”). The Borrower has further advised that, in connection with the Rise Acquisition, Rise Energy Operating will transfer its Equity Interests in Beta Operating Company, LLC to Memorial Resource Development LLC for nominal consideration.

C.     The Borrower has advised the Administrative Agent and the Lenders that the Borrower may finance all or a part of the Rise Acquisition by incurring subordinated and unsecured indebtedness from the Seller.

D.     The parties hereto desire to (i) amend the Credit Agreement in certain respects including, without limitation, to provide the Borrower with the ability to incur such subordinated and unsecured indebtedness from the Seller, to be effective as of the Third Amendment Effective Date, and (ii) provide for the automatic increase of the Borrowing Base to an amount equal to the sum of (a) the Borrowing Base in effect immediately prior to the consummation of the Rise Acquisition plus (b) the Rise Acquisition Borrowing Base Increase Amount (as defined below), which increase is to be effective following (or substantially contemporaneously with) the consummation of the Rise Acquisition on the Rise Acquisition Closing Date (as defined below).

E.     The Borrower has requested that The Royal Bank of Scotland plc and Natixis (each a “New Lender” and, collectively, the “New Lenders”) become Lenders hereunder with Maximum Credit Amounts in the amounts as shown on Annex I to the Credit Agreement (as amended hereby).

F.     Texas Capital Bank, N.A. has assigned all of its rights and obligations as a Lender under the Credit Agreement to Wells Fargo Bank, National Association in accordance with Section 12.04 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.     Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Third Amendment, shall have the meaning ascribed such term in the Credit Agreement, as amended hereby. Unless otherwise indicated, all section references in this Third Amendment refer to the Credit Agreement.

Section 2.     Amendments as of Third Amendment Effective Date. In reliance on the representations, warranties, covenants and agreements contained in this Third Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be amended effective as of the Third Amendment Effective Date in the manner provided in this Section 2.

2.1     Additional Definitions. Section 1.02 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“Annualized Consolidated EBITDAX” means, if the Rise Acquisition is consummated, for the purposes of calculating the financial ratios set forth in Section 9.01 for the Rolling Periods ending on or prior to September 30, 2013, the sum of (a) Consolidated EBITDAX for such Rolling Period (without giving effect to any amounts added to Consolidated Net Income in the calculation thereof pursuant to clause (k) of the definition thereof) multiplied by the factor for such Rolling Period set forth in the table below plus (b) any amounts added to Consolidated Net Income in the calculation of Consolidated EBITDAX pursuant to clause (k) of the definition thereof for such Rolling Period:

Rolling Period Ending	Factor
March 31, 2013	4
June 30, 2013	2
September 30, 2013	4/3

“Annualized Consolidated Net Interest Expense” means, if the Rise Acquisition is consummated, for the purposes of calculating the financial ratios set forth in Section 9.01(a) for the Rolling Periods ending on or prior to September 30, 2013, the Consolidated Net Interest Expense for such Rolling Period multiplied by the factor for such Rolling Period set forth in the table below:

Rolling Period Ending	Factor
March 31, 2013	4
June 30, 2013	2
September 30, 2013	4/3

“Beta Operating Company” means Beta Operating Company, LLC, a Delaware limited liability company.

“Beta Operating Transfer” means the assignment by Rise Energy Operating of 100% of the Equity Interests in Beta Operating Company to Memorial Resource Development LLC for nominal consideration; provided that (a) such assignment occurs substantially contemporaneously with, and in any event within fifteen (15) Business Days following, the Rise Acquisition Closing Date, (b) Beta Operating Company does not own, directly or indirectly, any Oil and Gas Properties at the time of such assignment, and (c) Beta Operating Company is not a Material Subsidiary at the time of such assignment.

“Permitted Rise Acquisition Debt” means Debt incurred by the Borrower and owing to Rise Energy Partners, LP on the Rise Acquisition Closing Date to finance all or part of the Rise Acquisition; provided that such Debt shall, in each case: (a) be in an aggregate principal amount not to exceed $162,000,000; (b) be unsecured; (c) not provide for any scheduled payment of principal, scheduled mandatory Redemption or scheduled sinking fund payment on or before the date that is (i) if 100% of such Debt is held by or owed to a Person or Persons that are under the Sole Management Control of the NGP Parties, 16 months following the Rise Acquisition Closing Date, or (ii) if less than 100% of such Debt is held by or owed to a Person or Persons that are under the Sole Management Control of the NGP Parties, at least 180 days following the Maturity Date in effect at the time of issuance; (d) be evidenced and governed by documentation containing terms and conditions that are satisfactory to the Administrative Agent and the Majority Lenders in their sole discretion (provided, that the terms and conditions contained in the Permitted Rise Acquisition Debt Term Sheet shall be deemed satisfactory to the Administrative Agent and the Majority Lenders, and the terms and conditions contained in the definitive loan documentation of such Permitted Rise Acquisition Debt transaction shall be deemed satisfactory to the Administrative Agent and the Majority Lenders if the terms and conditions of such definitive loan documentation reflect the terms and conditions set forth in the Permitted Rise Acquisition Debt Term Sheet (or any other term sheet that has been approved by the Administrative Agent and the Majority Lenders) and are otherwise reasonably acceptable to the Administrative Agent); and (e) at all times be subject to an Intercreditor Agreement.

“Permitted Rise Acquisition Debt Documents” means, each promissory note or other loan agreement governing Permitted Rise Acquisition Debt, all guarantees of Permitted Rise Acquisition Debt and all other agreements, documents or instruments executed and delivered by any Loan Party in connection with, or pursuant to, the incurrence of Permitted Rise Acquisition Debt.

“Permitted Rise Acquisition Debt Term Sheet” means that certain Summary Term Sheet setting forth the terms and conditions of the Permitted Rise Acquisition Debt, which Summary Term Sheet was provided by the Borrower and posted to the Lenders on SyndTrak on November 6, 2012.

“Rise Acquisition” has the meaning given to such term in the Third Amendment.

“Rise Acquisition Agreement” has the meaning given to such term in the Third Amendment, as such agreement may be amended from time to time to the extent permitted under this Agreement.

“Rise Acquisition Closing Date” has the meaning given to such term in the Third Amendment.

“Rise Assets” has the meaning given to such term in the Third Amendment.

“Rise Energy Operating” means Rise Energy Operating, LLC, a Delaware limited liability company.

“Rise Intercreditor Agreement” means the Intercreditor Agreement attached as Exhibit B to the Third Amendment.

“Sole Management Control” means, with respect to any Person, the ability, through voting power, by contract or otherwise, directly or indirectly, to direct or cause the direction of the management or policies of such Person without requiring the approval, consent or vote of any other holder of Equity Interests in such Person.

“Third Amendment” means that certain Third Amendment to Credit Agreement dated as of December 3, 2012, among the Borrower, the Parent, the other Guarantors, the Administrative Agent and the Lenders.

“Total Funded Debt” means, at any date, all Debt of the Parent and the Consolidated Subsidiaries on a consolidated basis other than (a) contingent obligations in respect of Debt described in clause (b) of the definition of “Debt”, (b) Debt described in clauses (c), (i), (j), (k), (l) and (m) of the definition of “Debt”, and (c) Debt described in clauses (f) or (g) of the definition of “Debt” in respect of Debt of others described in clauses (a), (b) or (c) of this definition.

2.2     Amended Definitions. The definitions of “Consolidated EBITDAX”, “Intercreditor Agreement”, “Loan Documents”, “Restricted Payment”, “Rolling Period”, and “Specified Acquisition” contained in Section 1.02 of the Credit Agreement are hereby amended and restated in its entirety to read in full as follows:

“Consolidated EBITDAX” means, with respect to the Parent and the Consolidated Subsidiaries, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) interest expense (including realized and unrealized losses on interest rate derivative contracts); (b) income tax expense; (c) depreciation, depletion and amortization expense; (d) impairment of goodwill and long-lived assets (including Oil and Gas Properties); (e) accretion of asset retirement obligations; (f) unrealized losses on commodity derivative contracts; (g) realized losses upon the early termination or other monetization of commodity derivative contracts; (h) losses on sale of assets; (i) noncash unit-based compensation expenses; (j) exploration costs; and (k) fees and expenses expensed and paid in cash in connection with any registered offering of Equity Interests in the Parent; minus, without duplication and to the extent included in the statement of such Consolidated Net Income for such period, the sum of interest income (including realized and unrealized gains on interest rate derivative contracts); income tax benefit; unrealized gains on commodity derivative contracts; realized gains upon the early termination or other monetization of commodity derivative contracts; and gains on sales of assets. For the purposes of calculating Consolidated EBITDAX for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the financial ratio contained in Section 9.01(a), if during such Reference Period, the Parent or any Consolidated Subsidiary shall have made a Material Disposition or Material Acquisition, the Consolidated EBITDAX for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material

Acquisition, as applicable, occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of Property or series of related acquisitions of Property that involves the payment of consideration by the Parent and the Consolidated Subsidiaries in excess of (1) $10,000,000 in the aggregate during a fiscal quarter or (2) $6,000,000 for any single acquisition or series of related acquisitions of Property; and “Material Disposition” means any disposition of Property or series of related dispositions of Property that yields gross proceeds to the Parent or any of the Consolidated Subsidiaries in excess of (1) $10,000,000 in the aggregate during a fiscal quarter or (2) $6,000,000 for any single disposition or series of related dispositions of Property.

“Intercreditor Agreement” means each intercreditor and subordination agreement entered into among the Borrower, the Administrative Agent and the applicable lender or administrative agent with respect to the Permitted Second Lien Debt or Permitted Rise Acquisition Debt, which agreement shall be in form and substance satisfactory to the Administrative Agent and the Majority Lenders in their sole discretion, as the same may be amended, modified, supplemented or restated from time to time.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Notes, each Intercreditor Agreement, the Letter of Credit Agreements, the Letters of Credit, the Agency Fee Letter, and the Security Instruments.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any of the other Loan Parties, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of the other Loan Parties or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any of the other Loan Parties. For the sake of clarity, the Beta Operating Transfer is not a Restricted Payment and shall not constitute a distribution by any Loan Party of Property to its Equity Interest holders.

“Rolling Period” means (a) if the Rise Acquisition is consummated, (i) for the fiscal quarter ending on December 31, 2012, the period of four (4) consecutive fiscal quarters ending on such day, (ii) for the fiscal quarters ending on March 31, 2013, June 30, 2013 and September 30, 2013, the period commencing on January 1, 2013 and ending on the last day of such applicable fiscal quarter and (iii) for the fiscal quarter ending on December 31, 2013, and for each fiscal quarter thereafter, the period of four (4) consecutive fiscal quarters ending on the last day of such applicable fiscal quarter, and (b) if the Rise Acquisition has not been consummated as of the last day of any fiscal quarter, the period of four (4) consecutive fiscal quarters ending on the last day of such applicable fiscal quarter.

“Specified Acquisition” means (a) the Rise Acquisition so long as, at the time any Loan Party enters into any Swap Agreements with respect to the reasonably anticipated projected production from proved Oil and Gas Properties included in the Rise Assets, the ratio of Availability to the then effective Borrowing Base is at least 0.10 to 1.0, and (b) any other Acquisition for which: (i) a binding and enforceable purchase and sale agreement has been signed by a Loan Party; and (ii) at the time of the signing of the applicable purchase and sale agreement, the ratio of Availability to the then effective Borrowing Base is at least 0.10 to 1.0.

2.3     Amendment to Section 1.05 of the Credit Agreement. Section 1.05 of the Credit Agreement is hereby amended to add the following language at the end of such Section:

Notwithstanding anything herein to the contrary, for the purposes of calculating any of the ratios tested under Section 9.01, and the components of each of such ratios, all Subsidiaries that are not Guarantors, and their subsidiaries (including their assets, liabilities, income, losses, cash flows, and the elements thereof) shall be excluded, except for any cash dividends or distributions actually paid by any such Person or any of its subsidiaries to the Borrower or any other Loan Party, which shall be deemed to be income to the Borrower or such Loan Party when actually received by it.

2.4     Amendment to Section 2.07(a) of the Credit Agreement. The last sentence of Section 2.07(a) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 2.07(g), or Section 8.13(c).

2.5     Amendment to Section 2.07(d) of the Credit Agreement. The first sentence of the last paragraph of Section 2.07(d) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(e), Section 2.07(f), Section 2.07(g), or Section 8.13(c), whichever occurs first.

2.6     New Section 2.07(g) of the Credit Agreement. A new Section 2.07(g) is hereby added to the Credit Agreement immediately following Section 2.07(f) thereof, which shall read in full as follows:

(g)     Reduction in the Borrowing Base – Permitted Rise Acquisition Debt. In addition to the other automatic reductions of the Borrowing Base set forth herein, if, as of any date, Permitted Rise Acquisition Debt remains outstanding and any principal amount of such Permitted Rise Acquisition Debt becomes due and payable within 180 days following such date, the Required

Lenders may, in their sole discretion, by instructing the Administrative Agent to notify the Borrower thereof, cause the Borrowing Base to be reduced by an amount up to 25% of the total principal amount of the then outstanding Permitted Rise Acquisition Debt; provided that (i) such redetermination shall not be counted towards the maximum number of Interim Redeterminations that may be requested by the Required Lenders pursuant to Section 2.07(b), (ii) upon any such redetermination, the Administrative Agent shall promptly deliver a New Borrowing Base Notice to the Borrower and the Lenders, and (iii) such redetermination shall become effective as of the date such New Borrowing Base Notice is received by the Borrower.

2.7     Amendment to Section 3.04(c)(ii) of the Credit Agreement. Section 3.04(c)(ii) of the Credit Agreement is hereby amended by deleting the reference to “(other than Section 2.07(e) or Section 2.07(f))” and inserting in lieu thereof a reference to “(other than Section 2.07(e), Section 2.07(f) or Section 2.07(g))”.

2.8     Amendment to Section 3.04(c)(iii) of the Credit Agreement. Section 3.04(c)(iii) of the Credit Agreement is hereby amended by deleting the reference to “Section 2.07(e) or Section 2.07(f)” and inserting in lieu thereof a reference to “Section 2.07(e), Section 2.07(f) or Section 2.07(g)”.

2.9     Amendment to Section 8.01(d) of the Credit Agreement. Section 8.01(d) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(d)     Certificate of Financial Officer -- Consolidating Information. If, at any time, all of the Consolidated Subsidiaries of the Parent are not Loan Parties, then concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all Consolidated Subsidiaries that are not Loan Parties and the eliminating entries, in such form as would be presentable to the auditors of the Parent.

2.10     Amendment to Section 8.01(m) of the Credit Agreement. Section 8.01(m) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(m)     Issuance of Permitted Senior Unsecured Notes and Incurrence of Permitted Second Lien Debt or Permitted Rise Acquisition Debt. In the event the Parent or the Borrower intends to issue Permitted Senior Unsecured Notes, prior written notice of such intended offering of such Permitted Senior Unsecured Notes, the amount thereof, and the anticipated date of closing and promptly when available will furnish a copy of the preliminary offering memorandum (if any) and the final offering memorandum (if any). In the event the Borrower intends to incur Permitted Second Lien Debt, prior written notice of such intended incurrence, the amount thereof, and the anticipated date of closing, which notice shall include a copy of the term sheet relating to such Permitted Second Lien Debt for the review and approval of the Administrative Agent and the Majority Lenders and the Borrower will subsequently (but prior to the execution thereof) furnish the material documents governing the Permitted Second Lien Debt to the Administrative Agent for approval. In the event the Borrower intends to incur Permitted Rise Acquisition Debt, prior written notice of such intended incurrence, the amount thereof, and the anticipated date of closing, which notice shall include a copy of the term sheet relating to such Permitted Rise Acquisition Debt (if different from the Permitted Rise Acquisition Debt Term Sheet) for the review and approval of the Administrative Agent and the Majority Lenders and the Borrower will subsequently (but prior to the execution thereof) furnish the material documents governing the Permitted Rise Acquisition Debt to the Administrative Agent for approval.

2.11     Amendment to Section 8.14(b) of the Credit Agreement. Section 8.14(b) of the Credit Agreement is hereby amended by deleting the reference to “Permitted Additional Debt” contained therein and inserting in lieu thereof a reference to “Permitted Additional Debt or Permitted Rise Acquisition Debt”.

2.12     Amendments to Section 9.01 of the Credit Agreement.

(a)     Section 9.01(a) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(a)     Interest Coverage Ratio. The Borrower will not, as of the last day of any fiscal quarter, permit the Parent’s ratio of (i) Consolidated EBITDAX (or, if the Rise Acquisition is consummated, Annualized Consolidated EBITDAX for the Rolling Periods ending on March 31, 2013, June 30, 2013 and September 30, 2013) for the Rolling Period ending on such day to (ii) Consolidated Net Interest Expense (or, if the Rise Acquisition is consummated, Annualized Consolidated Net Interest Expense for the Rolling Periods ending on March 31, 2013, June 30, 2013 and September 30, 2013) for the Rolling Period ending on such day to be less than 2.50 to 1.00.

(b)     A new Section 9.01(c) is hereby added to the Credit Agreement immediately following Section 9.01(b) thereof, which shall read in full as follows:

(c)     Total Leverage Ratio. The Borrower will not, as of the last day of any fiscal quarter commencing with the fiscal quarter ending March 31, 2013 on which any Permitted Rise Acquisition Debt remains outstanding, permit the Parent’s ratio of (i) Total Funded Debt as of such day to (ii) Consolidated EBITDAX (or Annualized Consolidated EBITDAX for the Rolling Periods ending on March 31, 2013, June 30, 2013 and September 30, 2013) for the Rolling Period ending on such day to be greater than 4.75 to 1.00.

2.13     Amendment to Section 9.02 of the Credit Agreement. Clauses (f) and (g) of Section 9.02 of the Credit Agreement are hereby deleted and replaced with the following:

(f)     Debt under the Permitted Senior Unsecured Notes and guarantees thereof by any Loan Party; provided that in no event shall any Permitted Senior Unsecured Notes be permitted to be outstanding at any time any Permitted Rise Acquisition Debt is outstanding;

(g)     Permitted Second Lien Debt and guarantees thereof by any Loan Party; provided that in no event shall any Permitted Second Lien Debt be permitted to be outstanding at any time any Permitted Rise Acquisition Debt is outstanding;

(h)     Permitted Rise Acquisition Debt and guarantees thereof by any Loan Party; provided that in no event shall any Permitted Rise Acquisition Debt be permitted to be outstanding at any time any Permitted Senior Unsecured Notes or any Permitted Second Lien Debt remains outstanding; and

(i)     other Debt not to exceed $15,000,000 in the aggregate at any one time outstanding.

2.14     Amendments to Section 9.04 of the Credit Agreement. Section 9.04 of the Credit Agreement is hereby amended by replacing the reference to “Permitted Additional Debt” in the heading of such Section with a reference to “Permitted Additional Debt and Permitted Rise Acquisition Debt” and by amending and restating clause (b) of such Section in its entirety as follows:

(b)     Repayment of Permitted Additional Debt and Permitted Rise Acquisition Debt; Amendment of Terms of Permitted Additional Debt Documents and Permitted Rise Acquisition Documents. The Borrower will not, and will not permit any other Loan Party to, prior to the date that is 180 days after the Maturity Date:

(i)     call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Permitted Additional Debt, except that, so long as no Default exists, the Borrower may, substantially contemporaneously with its receipt of any cash proceeds from (A) any incurrence of Permitted Additional Debt or (B) any sale of Equity Interests in the Borrower or the Parent, prepay or otherwise Redeem Permitted Additional Debt in an amount equal to the amount of the net cash proceeds of such incurrence of Permitted Additional Debt or such sale of Equity Interests (other than Disqualified Capital Stock) of the Borrower or the Parent;

(ii)     call, make or offer to make any scheduled, optional or voluntary Redemption of, or otherwise Redeem (whether in whole or in part or at maturity or otherwise) any Permitted Rise Acquisition Debt, except that, so long as no Default exists, the Borrower may:

(A)     prepay or otherwise Redeem Permitted Rise Acquisition Debt in an amount equal to the amount of net cash proceeds received by the Borrower from one or both of

(1)     any incurrence of Debt permitted under clauses (f), (g) and/or (i) of Section 9.02 that, together with any cash proceeds received substantially contemporaneously therewith from the sale of Equity Interests in the Borrower or the Parent pursuant to the following clause (2), results in aggregate cash proceeds sufficient to repay in full any Permitted Rise Acquisition Debt then outstanding, or

(2)     any sale of Equity Interests in the Borrower or the Parent (other than Disqualified Capital Stock);

provided, that any such prepayment or Redemption of any Permitted Rise Acquisition Debt pursuant to this clause (A) shall occur substantially contemporaneously with the Borrower’s receipt of any such cash proceeds,

(B)     permit the holders of the Permitted Rise Acquisition Debt to convert such Permitted Rise Acquisition Debt into Equity Interests in the Parent, and

(C)     set off against the Permitted Rise Acquisition Debt any amount owed to the Borrower under Section 11.2 of the Rise Acquisition Agreement;

(iii)     make any cash payment of interest in respect of Permitted Rise Acquisition Debt if any Default or Borrowing Base Deficiency exists at such time;

(iv)     amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Permitted Additional Debt Documents (except to the extent a new incurrence of Permitted Additional Debt the proceeds of which were used to Redeem such existing Permitted Additional Debt pursuant to the foregoing clause (i) would be permitted to have such terms as so amended, modified, waived or otherwise changed) if the effect thereof would be to (A) shorten its maturity or average life, (B) increase the amount of any payment of principal thereof, (C) increase the rate or shorten any period for payment of interest thereon, or (D) modify or amend covenants or events of default such that the resulting covenants and events of default in respect thereof, taken as a whole, are more restrictive with respect to the Loan Parties than the covenants and Events of Default in this Agreement without this Agreement being contemporaneously amended to add similar provisions (as determined in good faith by senior management of the General Partner); or

(v)     amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Permitted Rise Acquisition Debt Documents except to the extent permitted under the Rise Intercreditor Agreement.

2.15     Amendment to Section 9.05 of the Credit Agreement. Clause (g) of Section 9.05 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(g)     Investments (i) made by the Parent in or to the Borrower or any of the Guarantors, (ii) made by any Subsidiary in or to the Borrower or any Guarantor, (iii) made by Rise Energy Operating, LLC, a Delaware limited liability company, and Rise Energy Beta, LLC, a Delaware limited liability company, in San Pedro Bay Pipeline Company, a California corporation, prior to the Rise Acquisition Closing Date, and (iv) in an aggregate amount at any one time outstanding not to exceed $15,000,000, made by the Parent or any other Loan Party in or to all other Domestic Subsidiaries which are not Guarantors; and

2.16     Amendments to Section 9.12 of the Credit Agreement. Section 9.12 of the Credit Agreement is hereby amended by (a) deleting the reference to “and” at the end of clause (d) thereof, and (b) deleting clause (e) thereof and inserting in lieu thereof the following clauses (e) and (f) which shall read in full as follows:

(e)	the Beta Operating Transfer; and

(f)     sales and other dispositions of Properties not regulated by Section 9.12(a) to (e) having a fair market value not to exceed $5,000,000 in the aggregate during any 12-month period.

2.17     Amendment to Section 9.18 of the Credit Agreement. Clause (b) of Section 9.18 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)     Swap Agreements that would be permitted by clause (a) hereof pertaining to Oil and Gas Properties to be acquired pursuant to a Specified Acquisition; provided that Swap Agreements pursuant to this Section 9.18(b) must be Liquidated upon the earlier to occur of: (i) the date that is 90 days after the execution of the purchase and sale agreement relating to the Specified Acquisition to the extent that such Specified Acquisition has not been consummated by such date, (ii) any Loan Party knows with reasonable certainty that the Specified Acquisition will not be consummated, and (iii) in the case of the Rise Acquisition, the date that is 30 days following the date any Loan Party enters into any such Swap Agreement with respect to the expected production from the Rise Assets if, as of such date, no binding and enforceable purchase and sale agreement has been signed by a Loan Party with respect to the Rise Acquisition, and”

2.18     Amendment to Section 11.12 of the Credit Agreement. Section 11.12 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 11.12 Intercreditor Agreements.     The Lenders hereby authorize the Administrative Agent to enter into any intercreditor agreement with any Secured Swap Provider and any Intercreditor Agreement with respect to any Permitted Second Lien Debt or Permitted Rise Acquisition Debt. Each Lender (by receiving the benefits thereunder and of the collateral pledged pursuant to the Security Instruments) agrees that the terms of each such intercreditor agreement and Intercreditor Agreement shall be binding on such Lender and its successors and assigns, as if it were a party thereto.

2.19     Replacement of Annex I. Annex I to the Credit Agreement is hereby replaced in its entirety with Annex I attached hereto and Annex I attached hereto shall be deemed to be attached as Annex I to the Credit Agreement. After giving effect to this Third Amendment and any Borrowings made on the Third Amendment Effective Date, (a) each Lender who holds Loans in an aggregate amount less than its Applicable Percentage (after giving effect to this Third Amendment) of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage (after giving effect to this Third Amendment), (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure applicable to each Lender equals its Applicable Percentage (after giving effect to this Third Amendment) of the aggregate Revolving Credit Exposure of all Lenders and (d) the Borrower shall be required to make any break-funding payments required under Section 5.02 of the Credit Agreement resulting from the Loans and adjustments described in this Section 2.19.

Section 3.     Borrowing Base Increase upon Consummation of the Rise Acquisition. In reliance on the representations, warranties, covenants and agreements contained in this Third Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Loan Parties, Administrative Agent, and Lenders hereby agree that the Borrowing Base shall be redetermined and automatically increased to an amount equal to the sum of (x) the Borrowing Base in effect immediately prior to the consummation of the Rise Acquisition plus (y) the Rise Acquisition Borrowing Base Increase Amount, which increase is to be effective following the consummation of the Rise Acquisition on the Rise Acquisition Closing Date. The Borrowing Base shall remain at such level until the next Scheduled Redetermination, the next Interim Redetermination or other adjustment to the Borrowing Base thereafter, whichever occurs first pursuant to the Credit Agreement as amended hereby. The redetermination of the Borrowing Base provided for in this Section 3 shall not be construed or deemed to be a Scheduled Redetermination or an Interim Redetermination for purposes of Section 2.07 of the Credit Agreement. As used herein, “Rise Acquisition Borrowing Base Increase Amount” shall mean (a) $80,000,000, or (b) if the final Netherland, Sewell and Associates, Inc. reserve report for the Rise Assets (the “Final Reserve Report”) demonstrates lower reserves than the previous version of the reserve report for the Rise Assets provided to the Administrative Agent and the Lenders (the “Previous Reserve Report”), $80,000,000 less the Reserve Difference (as defined below). The “Reserve Difference” is the amount, if any, by which (i) the value to the Borrowing Base of the Rise Assets as determined by the Administrative Agent in its sole discretion using its customary lending criteria based on the engineering data for the Rise Assets set forth in the Previous Reserve Report exceeds (ii) the value to the Borrowing Base of the Rise Assets as determined by the Administrative Agent in its sole discretion using its customary lending criteria based on the engineering data for the Rise Assets set forth in the Final Reserve Report. The Administrative Agent shall notify the Borrower and the Lenders in writing on or prior to the Rise Acquisition Closing Date of the “Rise Acquisition Borrowing Base Increase Amount”.

Section 4.     Conditions Precedent to this Third Amendment. The effectiveness of the amendments to the Credit Agreement contained in Section 2 and Section 6 hereof, and the increase of the Borrowing Base set forth in Section 3 hereof is subject to the following:

4.1     The Administrative Agent shall have received counterparts of this Third Amendment from the Loan Parties and each of the Lenders.

4.2     The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the effective date of this Third Amendment.

4.3     The Administrative Agent shall have received a duly executed Note payable to Wells Fargo Bank, National Association in a principal amount equal to its Maximum Credit Amount (as amended by Section 2.19 hereof) dated as of the date hereof.

4.4     The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the effectiveness of this Third Amendment, and such notice shall be conclusive and binding.

Section 5.     Conditions to Borrowing Base Increase upon the Rise Acquisition. The increase of the Borrowing Base provided for in Section 3 hereof shall only occur to the extent that each of the following conditions is satisfied:

5.1     Each of the conditions set forth in Section 4 hereof shall have been satisfied.

5.2     The closing date of the Rise Acquisition (the “Rise Acquisition Closing Date”) occurs on or prior to January 31, 2013.

5.3     The Administrative Agent shall have received (a) a certificate of a Responsible Officer of the Borrower certifying: (i) that the Borrower is concurrently consummating the Rise Acquisition and indirectly acquiring all of the Rise Assets in accordance with all Governmental Requirements and the terms of the Rise Acquisition Documents, with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto and with no provision of such Rise Acquisition Documents having been waived, amended, supplemented or otherwise modified in any material respect without the approval of the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed; provided, that, for the avoidance of doubt, it shall be reasonable for the Administrative Agent to withhold its consent to any such waiver or amendment that removes any Oil and Gas Properties (other than a waiver or amendment which removes up to $2,000,000 of Oil and Gas Properties (as determined by the Administrative Agent) from the Rise Assets)); and (ii) as to the final purchase price for the Equity Interests in Rise Energy Operating after giving effect to all adjustments as of the Rise Acquisition Closing Date and specifying, by category, the amount of such adjustment; (b) original counterparts or copies, certified as true and complete by a Responsible Officer of the Borrower, of each of the Rise Acquisition Documents not previously delivered and certified to the Administrative Agent, which Rise Acquisition Documents shall have terms and conditions reasonably satisfactory to the Administrative Agent; and (c) such other related documents and information as the Administrative Agent shall have reasonably requested.

5.4     No Default, Event of Default, or Borrowing Base Deficiency exists immediately prior to or after giving effect to such increase in the Borrowing Base.

5.5     After giving effect to the Rise Acquisition and any additional title information and Security Instruments delivered by the Borrower to the Administrative Agent in connection therewith, (A) the Administrative Agent shall have received title information satisfactory to it on at least 80% of the total value of the Oil and Gas Properties evaluated in the most recent Reserve Report (as supplemented by any applicable Reserve Reports relating to the Rise Assets) and (B) the Mortgaged Properties shall represent at least 80% of the total value of the Oil and Gas Properties evaluated in the most recent Reserve Report (as supplemented by any applicable Reserve Reports relating to the Rise Assets).

5.6     The Administrative Agent shall have received, for the benefit of each Increasing Lender (as defined below), a Borrowing Base increase fee for each such Increasing Lender in an amount equal to forty (40) basis points (0.40%) of the amount of such Increasing Lender’s Increased Commitment (as defined below). As used herein, “Increasing Lender” means each Lender (including the New Lenders) whose Commitment after giving effect to Section 6.1 and Section 3 hereof exceeds such Lender’s Commitment, if any, that was in effect immediately prior to giving effect to this Third Amendment, and “Increased Commitment” means the amount of such excess.

5.7     The Administrative Agent shall be reasonably satisfied with the environmental condition of the Rise Assets.

5.8     The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent, that concurrently with the funding of any Loans on the Rise Acquisition Closing Date and application of the proceeds thereof, all Liens encumbering (a) the Equity Interests in the Rise Entity Loan Parties, (b) the other Equity Interests owned by the Rise Entity Loan Parties, (c) the Rise Assets, and (d) all other Property of the Rise Entity Loan Parties will be released (other than the Liens securing the Indebtedness and created pursuant to the Security Instruments and Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, subject to the provisos at the end of such definition).

5.9     The Administrative Agent shall have received (a) such duly executed Security Instruments including, without limitation, such supplements and amendments to the Security Agreement and the Guaranty Agreement as necessary pursuant to which (i) each Rise Entity Loan Party becomes a Guarantor, (ii) each Rise Entity Loan Party grants to the Administrative Agent a perfected, first-priority security interest in substantially all of the material tangible and intangible personal property assets of such Rise Entity Loan Party, (iii) the Loan Parties grant to the Administrative Agent a perfected, first-priority security interest in the Equity Interests in the

Rise Entity Loan Parties and in San Pedro Bay owned by each such Loan Party, and (b) such other stock certificates, stock powers, closing documents, certificates, authorization resolutions, Organizational Documents and legal opinions, in each case as shall be reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent.

5.10     The Parent shall have filed a Form S-1 on or after November 20, 2012 with the SEC with respect to the issuance of additional Equity Interests in the Parent in a minimum amount of $162,000,000.

5.11     The Administrative Agent and the Lenders shall have received and had a sufficient opportunity to review the Final Reserve Report.

5.12     The Administrative Agent shall have received duly executed Notes payable to each Lender requesting a Note in a principal amount equal to its Maximum Credit Amount (as amended by Section 6.1 hereof) dated as of the Rise Acquisition Closing Date.

5.13     The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

Promptly upon receipt of any replacement Note under Section 5.12 hereof, each Lender shall return to the Administrative Agent (for delivery to the Borrower for cancellation) any other Note in such Lender’s possession that was previously delivered to such Lender under the Credit Agreement. If the Rise Acquisition Closing Date does not occur, and the conditions set forth in this Section 5 are not satisfied, on or prior to January 31, 2013, any Lender with a Maximum Credit Amount of $0.00 shall automatically cease to be a Lender for all purposes under the Credit Agreement and the other Loan Documents as of February 1, 2013.

Section 6.     Amendments as of Rise Acquisition Closing Date. In reliance on the representations, warranties, covenants and agreements contained in this Third Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Credit Agreement shall be automatically amended (without any further action required by any party) effective as of the Rise Acquisition Closing Date in the manner provided in this Section 6.

6.1     Replacement of Annex I. Annex I to the Credit Agreement shall be replaced in its entirety with Annex I-A attached hereto and Annex I-A attached hereto shall be deemed to be attached as Annex I to the Credit Agreement. After giving effect to this Section 6.1 and any Borrowings made on the Rise Acquisition Closing Date, (a) each Lender who holds Loans in an aggregate amount less than its Applicable Percentage (after giving effect to this Section 6.1) of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage (after giving effect to this Section 6.1), (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure applicable to each Lender equals its Applicable Percentage (after giving effect to this Section 6.1) of the aggregate Revolving Credit Exposure of all Lenders and (d) the Borrower shall be required to make any break-funding payments required under Section 5.02 of the Credit Agreement resulting from the Loans and adjustments described in this Section 6.1.

Section 7.     New Lenders. Each New Lender hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Credit Agreement as amended hereby, to the same extent as if such New Lender were an original signatory thereto. Each New Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as amended hereby as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. Each New Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Third Amendment, to consummate the transactions contemplated hereby and to become a party to, and a Lender under, the Credit Agreement as amended hereby, (b) it has received a copy of the Credit Agreement and copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Third Amendment and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (c) from and after the Third Amendment Effective Date, it shall be a party to and be bound by the provisions of the Credit Agreement as amended hereby and the other Loan Documents and have the rights and obligations of a Lender thereunder.

Section 8.     Permitted Rise Acquisition Debt Intercreditor Agreement. Each Lender hereby consents to the terms of, and authorizes the Administrative Agent to enter into in the event that the Borrower incurs Permitted Rise Acquisition Debt, a form of Intercreditor Agreement with respect to the Permitted Rise Acquisition Debt that is substantially in the form attached hereto as Exhibit B, and each Lender agrees that the terms of such Intercreditor Agreement shall be binding on such Lender and its successors and assigns, as if it were a party thereto.

Section 9.     Representations and Warranties; Etc. Each Loan Party hereby affirms: (a) that as of the date hereof, all of the representations and warranties contained in each Loan Document to which such Loan Party is a party are true and correct in all material respects as though made on and as of the date hereof (unless made as of a specific earlier date, in which case, was true as of such date), (b) no Defaults exist under the Loan Documents or will, after giving effect to this Third Amendment, exist under the Loan Documents and (c) no Material Adverse Effect has occurred.

Section 10.     Miscellaneous.

10.1     Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Third Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Third Amendment. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

10.2     Ratification and Affirmation of Loan Parties. Each of the Loan Parties hereby expressly (i) acknowledges the terms of this Third Amendment, (ii) ratifies and affirms its obligations under the Guaranty Agreement and the other Loan Documents to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Guaranty Agreement and the other Loan Documents to which it is a party and (iv) agrees that its guarantee under the Guaranty Agreement and the other Loan Documents to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby.

10.3     Counterparts. This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Third Amendment by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.

10.4     No Oral Agreement. THIS WRITTEN THIRD AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

10.5     Governing Law. THIS THIRD AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.6     Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Third Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

10.7     Severability. Any provision of this Third Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.8     Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed effective as of the date first written above.

BORROWER:	MEMORIAL PRODUCTION OPERATING LLC, a Delaware limited liability company

	By:	Memorial Production Partners LP, its sole member

	By:	Memorial Production Partners GP LLC, its general partner

		By:	/s/ Andrew J. Cozby
		Name:	Andrew J. Cozby
		Title:	Vice President & Chief Financial Officer

GUARANTORS:	MEMORIAL PRODUCTION PARTNERS LP, a Delaware limited partnership

	By:	Memorial Production Partners GP LLC, its general partner

		By:	/s/ Andrew J. Cozby
		Name:	Andrew J. Cozby
		Title:	Vice President & Chief Financial Officer

COLUMBUS ENERGY, LLC, a Delaware limited liability company

	By:	Memorial Production Operating LLC, its sole member

	By:	Memorial Production Partners LP, its sole member

	By:	Memorial Production Partners GP LLC, its general partner

		By:	/s/ Andrew J. Cozby
		Name:	Andrew J. Cozby
		Title:	Vice President & Chief Financial Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

ETX I LLC, a Delaware limited liability company

By:	Memorial Production Operating LLC, its sole member

By:	Memorial Production Partners LP, its sole member

By:	Memorial Production Partners GP LLC, its general partner

	By:	/s/ Andrew J. Cozby
	Name:	Andrew J. Cozby
	Title:	Vice President & Chief Financial Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

ADMINISTRATIVE AGENT AND LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Bank and a Lender

By:	/s/ Richard A. Gould
Name: Richard A. Gould
Title: Managing Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	JPMORGAN CHASE BANK, N.A., as a Lender

	By:	/s/ Ryan Aman
Name: Ryan Aman
Title: Authorized Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	CITIBANK, N.A., as a Lender

	By:	/s/ Phil Ballard
Name: Phil Ballard Title: Vice-President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	COMERICA BANK, as a Lender

	By:	/s/ Jeff Treadway
Name: Jeff Treadway Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	ROYAL BANK OF CANADA, as a Lender

	By:	/s/ Chris Benton
Name: Chris Benton Title: Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	THE ROYAL BANK OF SCOTLAND PLC, as a Lender

	By:	/s/ Sanjay Remond
Name: Sanjay Remond Title: Authorised Signatory

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	U.S. BANK NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Justin M. Alexander
Name: Justin M. Alexander
Title: Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	UNION BANK, N.A., as a Lender

	By:	/s/ Haylee Dallas
Name: Haylee Dallas
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	BARCLAYS BANK PLC, as a Lender

	By:	/s/ Vanessa A. Kurbatskiy
Name: Vanessa A. Kurbatskiy
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	BANK OF AMERICA, N.A., as a Lender

	By:	/s/ Jeffrey Rathkamp
Name: Jeffrey Rathkamp
Title: Managing Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	NATIXIS, as a Lender

	By:	/s/ Louis P. Laville, III
Name: Louis P. Laville, III
Title: Managing Director

By:	/s/ Carlos Quinteros
Name: Carlos Quinteros
Title: Managing Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

Annex I

LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
Wells Fargo Bank, National Association	27.55462576%	$275,546,257.61
JPMorgan Chase Bank, N.A.	21.21212121%	$212,121,212.12
Citibank, N.A.	12.12121212%	$121,212,121.21
Comerica Bank	12.12121212%	$121,212,121.21
Union Bank, N.A.	9.21052576%	$92,105,257.57
Royal Bank of Canada	6.06060606%	$60,606,060.60
U.S. Bank National Association	6.06060606%	$60,606,060.60
Barclays Bank PLC	3.03030303%	$30,303,030.30
Bank of America, N.A.	2.62878788%	$26,287,878.78
The Royal Bank of Scotland plc	0.00000000%	$0.00
Natixis	0.00000000%	$0.00
TOTAL	100.00%	$1,000,000,000.00

Annex I-A

LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
Wells Fargo Bank, National Association	15.21739130%	$152,173,913.06
JPMorgan Chase Bank, N.A.	15.21739130%	$152,173,913.06
The Royal Bank of Scotland plc	9.56521739%	$95,652,173.91
Comerica Bank	9.56521739%	$95,652,173.91
Union Bank, N.A.	9.56521739%	$95,652,173.91
Royal Bank of Canada	9.56521739%	$95,652,173.91
Citibank, N.A.	6.46739130%	$64,673,913.04
Natixis	6.46739130%	$64,673,913.04
Barclays Bank PLC	6.46739130%	$64,673,913.04
Bank of America, N.A.	6.46739130%	$64,673,913.04
U.S. Bank National Association	5.43478261%	$54,347,826.08
TOTAL	100.00%	$1,000,000,000.00

Exhibit A

Rise Acquisition Agreement

[attached]

Exhibit B

Form of Permitted Rise Acquisition Debt Intercreditor Agreement

[attached]